Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
DG FastChannel, Inc.	212/835-8500
972/581-2000	dgit@jcir.com

DG FASTCHANNEL® THIRD QUARTER REVENUES

INCREASE 65% TO $41.4 MILLION

– Third Quarter Operating Income Rises 140% to $8.9 Million –

– Adjusted EBITDA Rises 109% to a Record $16.5 Million –

- Updates Positive Proforma Revenue and EBITDA Outlook for 2008 -

Dallas, TX – November 6, 2008 – DG FastChannel®, Inc. (NASDAQ: DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, today reported record financial results for the third quarter ended September 30, 2008.

Third Quarter Highlights

•                  Third quarter 2008 consolidated revenue of $41.4 million compared to $25.1 million in the same period of 2007.

•                  Third quarter 2008 revenue from the delivery of high definition (HD) advertising content of $9.3 million compared to $1.2 million in the same period of 2007.

•                  Adjusted EBITDA (earnings before interest, taxes, unrealized investment gains and losses, depreciation and amortization, and stock-based compensation) of $16.5 million for the three months ended September 30, 2008 compared to $7.9 million in the same period of 2007.

•                  Third quarter 2008 income from continuing operations of $2.3 million, or $0.12 per diluted share, compared to income from continuing operations of $1.1 million, or $0.06 per diluted share, in the same period of 2007.

•                  Third quarter 2008 normalized net income of $7.1 million, or $0.38 per diluted normalized net income per share, compared to normalized net income of $4.3 million, or $0.25 per diluted normalized net income per share in the same period of 2007.

•                  As of September 30, 2008, DG FastChannel had $29.6 million in cash and $176.6 million of debt, or net debt of approximately $147.0 million.

-more-

Scott K. Ginsburg, Chairman and CEO of DG FastChannel commented, “The third quarter results were outstanding from an operational and financial perspective.  DG FastChannel delivered quarterly revenues of $41.4 million, a 65% increase compared to the 2007 third quarter.  The Company reported third quarter Adjusted EBITDA of $16.5 million, a year-over-year increase of 109%.  Adjusted EBITDA margins rose to 39.8% in the 2008 third quarter, a year-over-year increase of 840 basis points.  Significantly, the Company’s key business driver, HD advertising, rose to record quarterly levels.  Throughout 2008 the Company has demonstrated its capacity to weave together business units, refresh its technology platform and meet financial objectives.”

DG FastChannel produced significant free cash flow in the third quarter while funding major growth initiatives and reducing debt.  The Company ended the quarter with $29.6 million of cash, or almost $3 million more than the end of last quarter, while also reducing debt by over $3 million.  Mr. Ginsburg observed, “Our business generates free cash flow available for debt reduction or to deploy on other corporate objectives.  We expect substantial free cash flow in future periods as we have completed most of the capital spending for our technology based initiatives.”

“DG FastChannel has positioned itself to be a leading beneficiary of the expanding digital advertising vertical by aligning our product offerings with the needs of the most esteemed brands in the world.  We are at the doorstep of an ‘all digital’ age, and have taken every appropriate action to put the Company’s future in sync with advertising’s massive transition to digital standards including, most importantly, HD broadcasting.”

Business Outlook

Mr. Ginsburg said, “On February 17, 2009, broadcasters will complete the federally mandated transition to digital broadcasting.  DG FastChannel’s revenue from the delivery of HD content already has grown exponentially on a year-over-year-basis.  During the third quarter 2008, HD revenues rose to $9.3 million, extending the positive quarterly progression of this metric.  We are still in the earliest stages of the overall transition to HD advertising adoption with an extremely positive outlook for future periods.

“Revenue growth from HD content delivery accelerates as media outlets — cable, satellite, and over-the-air broadcasters — upgrade their HD infrastructure and make the full transition to digital broadcast standards.  A substantial portion of the nation’s TV, satellite and cable networks expect to finish their HD digital workflows over the next few months, and the growing number of media outlets fully operational to broadcast advertising in an HD format significantly impacts our revenue potential.

“In conjunction with the industry’s progress toward the adoption of HD advertising, we’ve completed the deployment of the next generation Spot Box HD Xtreme at broadcast TV stations, TV and cable networks and cable systems across the U.S.  Universal deployment of DG FastChannel’s new Spot Box HD Xtreme is the foundation of the Company’s HD initiative, and this robust technology platform has been installed at over 4,200 media outlets.  The new edge servers significantly increase digital spot delivery capacity and allow the seamless delivery of spots in multiple HD and SD (standard definition) standards on an electronic basis.”

Operating Synergies

“A major focus of our operating strategy is to wring out cost savings from the various entities that have been acquired by the Company.  The Company already has taken action on over $3 million of cost savings related to Enliven Marketing Technologies through the elimination of duplicative corporate overhead.  These savings should be fully realized in the first quarter of 2009.  We also are making great progress with the integration of the Vyvx advertising services operations acquired in the second quarter.  We already have taken action on over $2 million of operational synergies related to Vyvx ADS.  We expect to achieve our target of $7 million to $9 million of operational synergies related to Vyvx ADS over the next three quarters, and operate the Company more efficiently than ever.”

Rich Digital Media Marketing and Creative Digital Solutions

DG FastChannel acquired the remaining 89% of Enliven Marketing Technologies Corporation (“Enliven”) that it did not previously own on October 2, 2008 for approximately $71 million, excluding transaction costs but inclusive of approximately $5.0 million of debt.  In the aggregate, DG FastChannel issued approximately 2.9 million shares of its common stock to complete the transaction.

Mr. Ginsburg commented, “The Enliven transaction combined DG FastChannel’s leadership in traditional advertising services with Unicast’s unique digital marketing technologies and SpringBox’s creative digital marketing solutions with this transaction.  DG FastChannel is now uniquely positioned to bundle and cross-market traditional and new media solution sets to the world’s leading brands and advertisers.

“Unicast empowers media agencies, creative agencies, online publishers and advertisers to deliver rich media for online and mobile advertising.  DG FastChannel customers will benefit from our diversified digital platform as brands increasingly migrate valuable content to computers, cell phones, smart phones, game players and other portable, mobile devices.  DG FastChannel is aggressively upgrading the Unicast sales organization and enhancing its ad delivery software platform.  We’ve named interactive marketing industry leaders to build and manage senior level customer relationships with media agencies, online publishers and creative agencies.  Our continuing search to recruit world-class personnel to execute on our strategy will contribute to DG FastChannel’s ability to drive further market penetration, revenue growth and success.

“DG FastChannel is well positioned to participate in the fastest growing verticals in the advertising industry: HD advertising distribution, rich media for online and mobile advertising, and digital marketing and creative services.”

Pro Forma Revenue and EBITDA Outlook

Pro forma for the transactions closed in 2008 (as if the Vyvx ADS, Unicast, and SpringBox acquisitions were combined with DG FastChannel’s operations as of January 1, 2008 and reflecting actual and anticipated expense synergies effective as of January 1, 2008), DG FastChannel expects to generate full year 2008 pro forma revenue of approximately $185 million and pro forma EBITDA of approximately $68 million.  The 2008 pro forma outlook has been updated from the Company’s prior guidance to reflect the year-to-date operating results and the Company’s achievement of higher Adjusted EBITDA margins.

Third Quarter 2008 Financial Results Webcast

The Company’s third quarter conference call will be broadcast live on the Internet at 11:00 a.m. ET on Thursday, November 6, 2008.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation, Adjusted EBITDA, Normalized Net Income and Diluted Shares Used in Normalized Net Income Per Share Calculation Definitions

Adjusted EBITDA is defined as earnings before interest, taxes, unrealized investment gains and losses, depreciation and amortization, and stock-based compensation.  Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes this Non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity.  However, investors should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.  In addition, because adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of the Adjusted EBITDA figures to GAAP net income is included herein.

DG FastChannel defines “normalized net income” as net income before amortization of intangible assets, stock-based compensation expense, impairment and restructuring charges, unrealized gains and losses on investments, deferred tax expense (mostly related to utilization of tax NOLs/credits), release of the deferred tax asset valuation allowance and income and losses from discontinued operations. DG FastChannel considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

DG FastChannel defines “diluted shares used in normalized net income per share calculations” as diluted common shares outstanding used in GAAP net income per share calculations, excluding the effect of FAS 123R under the treasury stock method.  DG FastChannel considers normalized net income and diluted normalized net income per share to be additional important indicators of the overall performance of the Company because they eliminate the effect of non-cash items.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Recent Acquisitions

During 2007, the Company completed its acquisition of Pathfire, Inc., Point.360, and GTN, as of June 4, 2007, August 13, 2007, and August 31, 2007, respectively.  During 2008, the Company completed its acquisition of the Vyvx advertising services business as of June 5, 2008.  Accordingly, the results of operations for each acquired entity have been included in DG FastChannel’s results since the acquisition date.

About DG FastChannel

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  Through its Unicast and Springbox operating units, DG FastChannel is a leading Internet marketing technology company offering online marketing and advertising solutions through a powerful combination of proprietary visualization technology, and a premium rich media advertising platform for the creation, delivery and reporting of premium rich media.

The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, and digital asset management. The Company has an online media distribution network used by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations.  For more information visit www.dgfastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, the demand among certain clients for digital audio and video delivery services and its expectations of operations of the recently acquired Vyvx advertising distribution assets and Enliven Marketing Technologies.  These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$41,428	$25,137	$105,098	$66,719
Operating expenses, excluding depreciation and amortization and stock-based compensation	24,947	17,243	65,038	44,646
Adjusted EBITDA	16,481	7,894	40,060	22,073
Depreciation and amortization	7,401	4,059	15,101	9,072
Stock-based compensation	162	122	423	315
Operating income	8,918	3,713	24,536	12,686
Interest expense and other, net	4,338	932	6,945	1,383
Unrealized (gain) loss on derivative warrant	781	1,014	1,601	(675)
Income before income taxes from continuing operations	3,799	1,767	15,990	11,978
Provision for income taxes	1,520	714	6,396	4,797
Income from continuing operations	2,279	1,053	9,594	7,181
Income from discontinued operations	—	417	—	280
Net income	$2,279	$1,470	$9,594	$7,461
Basic net income per common share from continuing operations	$0.13	$0.06	$0.54	$0.44
Basic net income per common share	$0.13	$0.09	$0.54	$0.46
Diluted net income per common share from continuing operations	$0.12	$0.06	$0.52	$0.43
Diluted net income per common share	$0.12	$0.08	$0.52	$0.45
Weighted average shares outstanding – Basic	17,938	16,923	17,927	16,214
Weighted average shares outstanding – Diluted	18,391	17,433	18,390	16,660

DG FastChannel, Inc.

Reconciliation of GAAP Net Income to Normalized Net income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$2,279	$1,470	$9,594	$7,461

Amortization of intangibles	2,656	1,714	5,820	4,077
Stock-based compensation	162	122	423	315
Unrealized (gain) loss on derivative warrant	781	1,014	1,601	(675)
Deferred tax expense	1,208	434	4,862	4,002
(Income) from discontinued operations	—	(417)	—	(280)
Total normalized net income	$7,086	$4,337	$22,300	$14,900

Interest expense and other, net	4,338	932	6,945	1,383
Current tax expense	312	280	1,534	795
Depreciation expense	4,745	2,345	9,281	4,995
Adjusted EBITDA	$16,481	$7,894	$40,060	$22,073

Normalized net income per share:
Basic	$0.40	$0.26	$1.24	$0.92
Diluted	$0.38	$0.25	$1.21	$0.89

Shares used in normalized net income per share calculations:
Basic	17,938	16,923	17,927	16,214
Diluted	18,475	17,514	18,466	16,731

Reconciliation of Diluted GAAP Net Income per Share to Diluted Normalized Net Income per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income per share - Diluted	$0.12	$0.08	$0.52	$0.45
Amortization of intangibles	0.14	0.10	0.32	0.24
Stock-based compensation	0.01	0.01	0.02	0.02
Unrealized (gain) loss on derivative warrant	0.04	0.06	0.09	(0.04)
Deferred tax expense	0.07	0.02	0.26	0.24

(Gain) from discontinued operations	—	(0.02)	—	(0.02)
Normalized net income per share	$0.38	$0.25	$1.21	$0.89

DG FastChannel, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2008	December 31, 2007
	(unaudited)
Cash	$29,614	$10,101
Accounts receivable, net	32,296	26,516
Property and equipment, net	34,797	27,466
Long-term investments	7,595	15,001
Goodwill	194,245	111,955
Deferred income taxes	2,222	4,667
Intangibles, net	96,630	51,363
Other	8,036	5,426
TOTAL ASSETS	$405,435	$252,495

Accounts payable and accrued liabilities	$27,310	$12,770
Deferred revenue	2,732	2,821
Debt	176,637	44,775
TOTAL LIABILITIES	206,679	60,366
TOTAL STOCKHOLDERS’ EQUITY	198,756	192,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$405,435	$252,495

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